SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 1, 2006

United Security Bancshares
(Exact Name of Registrant as Specified in its Charter)

California	000-32987	91-2112732
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

2126 Inyo Street , Fresno, California	93721
(Address of Principal Executive Offices)	(Zip Code)

(559) 248-4944
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

          United Security Bancshares on December 1, 2006 entered into the first amendment (“First Amendment”) to the Agreement and Plan of Reorganization and Merger (“Original Agreement’) dated October 6, 2006 by and among United Security Bancshares, a California corporation (“Bancshares”); United Security Bank, a California banking corporation and wholly-owned subsidiary of Bancshares (“USB”) and Legacy Bank, N.A. a national banking association.  The First Amendment amends the Original Agreement to remove the condition on closing that the Average Closing Price as defined in the Original Agreement be less than $25, and also amends the Original Agreement to fix the Average Closing Price to no more than $25.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 First Amendment to the Agreement and Plan of Reorganization and Merger dated October 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United Security Bancshares has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED SECURITY BANCSHARES

Date: December 04, 2006	By:	/s/ Kenneth L. Donahue

Kenneth L. Donahue
Vice President/Chief Financial Officer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

10.1	First Amendment to the Agreement and Plan of Reorganization and Merger dated October 6, 2006.